UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ___ )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Value Line Small Cap Opportunities Fund, Inc.

Value Line Mid Cap Focused Fund, Inc.

Value Line Select Growth Fund, Inc.

Value Line Larger Companies Focused Fund, Inc.

Value Line Asset Allocation Fund, Inc.

Value Line Capital Appreciation Fund, Inc.

Value Line Core Bond Fund

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

September 4, 2024

To Our Shareholders:

On behalf of the Board of Directors (collectively, the “Board”) of each of the Value Line Mutual Funds (each, a “Fund” and collectively, the “Funds”), I cordially invite you to a special meeting of shareholders (the “Meeting”). The Meeting will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 7 World Trade Center, 250 Greenwich Street, 45th floor, New York, New York 10007 on November 15, 2024 at 9:30 a.m. (Eastern Time). The formal notice of the Meeting is included with the proxy materials.

The Meeting is being called to ask the shareholders to elect three nominees, Messrs. James E. Hillman and Cornelius V. Kilbane, Jr. and Ms. Linda R. Ridolfi, to serve as directors. Mr. Hillman is currently serving as a director who is not an “interested person” (within the meaning of the Investment Company Act of 1940 (“1940 Act”)) of each Fund. Mr. Hillman was previously appointed by the Board in accordance with the requirements of the 1940 Act and is also currently serving as the Board’s Chairman. Ms. Ridolfi and Mr. Kilbane are not currently serving on the Board and are not “interested persons” (within the meaning of the 1940 Act) of each Fund.

The Board (including all of the Independent Directors) of each Fund recommends that you vote IN FAVOR of the proposal at the Meeting.

Detailed information about the proposal is contained in the enclosed Proxy Statement. Please take the time to review the materials. Irrespective whether you plan to attend the Meeting, you are requested to cast your vote on the enclosed proxy card(s) and return the proxy card(s) in the enclosed postage-paid envelope or vote by phone or via the Internet as described in the Proxy Statement. Please do not delay in voting your proxy. When shareholders fail to return their proxies, additional expenses are incurred, all of which are borne by the Funds, to pay for follow-up mailings and telephone calls. Your vote is important to us regardless of the number of shares you own.

We thank you for your time in considering this important proposal and for your continuing investment in Value Line Mutual Funds.

Very truly yours,

/s/ Mitchell E. Appel
Value Line Mutual Funds
Mitchell E. Appel
President

Important Information to Help You Understand and Vote on the Proposal at the Meeting

While we strongly encourage you to read the full text of the enclosed Proxy Statement, we are also providing you with a brief overview of the proposal on which shareholders are requested to vote. Your vote is important.

Questions and Answers

Who gets to vote?

Any person who owned shares of any of the Value Line Mutual Funds (a “Fund”) on August 28, 2024.

Who is asking for my vote?

The Board of Directors of the Funds (the “Board”) is soliciting proxies for a Special Meeting of Shareholders of the Fund to elect three nominees for the Board of Directors (collectively, the “Board”) of each of the Funds (the “Proposal”).

On what issues am I being asked to vote?

You are being asked to vote on the election of Messrs. James E. Hillman and Cornelius V. Kilbane, Jr. and Ms. Linda R. Ridolfi as “Independent Directors” of your Fund. A person is referred to as “Independent” if he or she is not an “interested person,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), of the Fund.

When will the new Directors take office?

The incumbent, Mr. Hillman, is currently a Director of the Funds and is expected to continue serving as a Director, regardless of whether he is elected by shareholders at the Meeting. If elected by shareholders, the new candidates, Mr. Kilbane and Ms. Ridolfi, are expected to assume the role of Director of the Funds shortly after the Meeting.

Why am I being asked to vote?

The 1940 Act requires a certain percentage of the Directors to have been elected by shareholders and further requires that such elections occur before the Board can appoint any new Director to fill vacancies or expand the Board. To properly seat Ms. Ridolfi and Mr. Kilbane as Directors, and to facilitate future compliance with the requirements of the 1940 Act which mandate a minimum percentage of elected and Independent Directors, the Board recommends that shareholders elect Messrs. Hillman and Kilbane and Ms. Ridolfi.

How does the Board recommend that I vote on the proposal?

After careful consideration, the Board (including all of the Independent Directors) recommends that you vote “FOR” the proposal.

Will the Funds pay for the proxy solicitation and related legal costs?

Yes. These costs will be borne by each Fund and, indirectly, by its shareholders.

How do I cast my vote other than in person at the Special Meeting?

For your convenience, you may vote in any of the following three simple ways:

●	Internet – Simply log on to the website address located on your Proxy Card(s). You will need the control number found on the Proxy Card(s) at the time you execute your vote.

●	Phone – Simply dial the toll-free number on the enclosed Proxy Card(s) and follow the automated instructions. Please have the Proxy Card(s) available at the time of the call.

●	Mail – Simply sign, date, and complete the reverse side of the Proxy Card(s) and return them in the postage-paid envelope provided.

How do shareholders participate in the Meeting?

Shareholders of record as of the close of business on August 28, 2024 may participate in, submit questions during, and vote at the Meeting. Photographic identification will be required for admission to the Meeting.

Beneficial owners holding their shares in the name of a brokerage firm, bank, nominee or other institution (“street name”) who wish to attend and vote at the Meeting must first obtain a “legal proxy” from the applicable nominee/record holder. We note that obtaining a legal proxy may take several days.

If I only have a few shares, why should I bother to vote?

Your vote makes a difference. For purposes of reaching a quorum and voting, each Fund’s Meeting is independent from the Meeting for each of the other Funds. If many shareholders choose not to vote, a Fund may not receive enough votes to reach a quorum in order to conduct the Meeting for that Fund. If that appears likely to happen, the Funds will have to send additional mailings to shareholders to try to get more votes – a process that would be very costly for the Fund and, indirectly, its shareholders.

What is the deadline for submitting my vote?

We encourage you to vote as soon as possible to make sure that your Fund receives enough votes to act on the proposal. The final opportunity to cast your vote is at the Meeting.

Who do I call if I have questions?

If you have any questions regarding the proposal or need assistance in completing your proxy card(s) or casting your vote by the phone process or via the Internet, please call Broadridge Financial Solutions, Inc., a professional proxy solicitation firm that has been engaged to assist shareholders in the voting process, at 1-877-777-8588 (toll-free). Representatives are available Monday through Friday, 9:00 a.m. - 10:00 p.m. (Eastern Time), and Saturday and Sunday, 10:00 a.m. - 6:00 p.m. (Eastern Time).